SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2002

HOTELS.COM
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-29575 (Commission File Number)	75-2817683 (IRS Employer Identification No.)

8140 Walnut Hill Lane, Suite 800, Dallas, TX (Address of principal executive offices)	75231 (Zip Code)

Registrant’s telephone number, including area code: (214) 361-7311

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No	Description of Exhibit

99.1	Press Release of Hotels.com Dated July 23, 2002.

Item 9. Regulation FD Disclosure.

     On July 23, 2002, Hotels.com issued a press release with respect to its results for the quarter ended June 30, 2002. The press release, which appears as Exhibit 99.1 hereto, is furnished pursuant to Regulation FD.

     The press release included the following Financial Trends:

     On January 28, 2002 Hotels.com publicly released its 2002 budget for revenue, adjusted EBITDA and adjusted EPS. Based upon actual results achieved in the first and second quarters, and also based upon current business trends and the company’s current plans for the remainder of 2002, Hotels.com is trending towards exceeding its budgeted 2002 revenue by 21%, its budgeted 2002 adjusted EBITDA by 24%, and its budgeted 2002 adjusted EPS by 20%. The company’s sequential growth in revenue from Q2 to Q3 is trending towards 9%, and its sequential growth in revenue from Q3 to Q4 is trending towards 16%.

     Hotels.com furnishes the following supplemental tabular description of the Financial Trends in order to clarify the description above:

	Original 2002 Budget			Current Trends

			Full Year			Full Year
	Q3	Q4	2002	Q3	Q4	2002

Revenue	$212	$216	$775	$250	$290	$935
Adjusted EBITDA	$29	$35	$110	$36	$41.4	$136
Adjusted EPS	$0.34	$0.41	$1.30	$0.41	$0.47	$1.56

(all numbers in millions except for per share amounts)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOTELS.COM

By: /s/ Gregory S. Porter Gregory S. Porter General Counsel and Secretary

Dated: July 23, 2002

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of Hotels.com Dated July 23, 2002